Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of FB Financial Corporation, Inc. of our report dated February 26, 2026 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appears in the Annual Report on Form 10-K of FB Financial Corporation, Inc. for the year ended December 31, 2025.

/s/ Crowe LLP
Crowe LLP

Franklin, Tennessee

June 1, 2026